EXHIBIT 10.1

DECLARATION OF TRUST

I, Steve Smith, hereby declare that the mineral claims described below and are held by me in trust and for the benefit of Dugu Resources, Inc.

Claim	Tenure Type	Claim Name	Owner Name & %	Status	Expiry Date	Area
706044	Mineral	DUGYU1	Steve Smith; 100%	GOOD	Feb 11, 2011	168.12 ha.

Dated:

Febraury 11, 2010

__/s/Steve Smith_____________________________

Name : Steve Smith